Exhibit 99.1

Cross Country Healthcare Announces Second Quarter 2016 Financial Results

BOCA RATON, Fla.--(BUSINESS WIRE)--August 3, 2016--Cross Country Healthcare, Inc. (Nasdaq: CCRN) today announced financial results for the second quarter ended June 30, 2016.

  Revenue was $199.4 million compared to $192.6 million, up 4% year-over-year
  Adjusted EBITDA was $11.1 million, or 5.5% of revenue versus $8.2 million, or 4.2% of revenue in the prior year, up 35% year-over-year
  Adjusted EPS was $0.16 compared to $0.10 in the prior year
  GAAP net loss was $17.2 million, or $0.54 per diluted share, including non-cash impairment charges and a loss on derivative liability
  Cash flow from operations was $10.3 million compared to $5.7 million in the prior year

Note: Refer to table and discussion of Non-GAAP financial measures below.

“For the second quarter this year, we again exceeded guidance for Gross Profit and Adjusted EBITDA Margins driven by strong pricing and leverage from revenue growth,” said William J. Grubbs, President and Chief Executive Officer. “The market remains robust and supports our initiatives aimed at accelerating revenue growth as we progress throughout the year.”

Second quarter consolidated revenue was $199.4 million, an increase of 4% year-over-year and 1% sequentially. The Company's consolidated gross profit margin was 27.5%, up 240 basis points year-over-year and up 150 basis points sequentially. Adjusted EBITDA was $11.1 million or 5.5% of revenue, as compared with $8.2 million or 4.2% of revenue in the prior year. Net loss attributable to common shareholders was $17.2 million compared to net income of $2.6 million in the prior year, primarily due to impairment charges related to Physician Staffing, loss on derivative liability and loss on extinguishment of debt. Diluted EPS was a net loss of $0.54 per share compared to net income of $0.08 per share in the prior year. Adjusted EPS was $0.16 compared to $0.10 in the prior year and $0.09 in the prior quarter.

For the six months ended June 30, 2016, consolidated revenue was $396.0 million, an increase of 5% year-over-year. Consolidated gross profit margin was 26.7%, up 150 basis points year-over-year. Adjusted EBITDA was $19.6 million or 4.9% of revenue, as compared with $14.3 million or 3.8% of revenue in the prior year. Net income attributable to common shareholders was $1.8 million, or a net loss of $0.26 per diluted share, compared to net income of $5.5 million, or $0.13 per diluted share, in the prior year. Adjusted EPS was $0.25 compared to $0.12 in the prior year.

Quarterly Business Segment Highlights

Nurse and Allied Staffing

Revenue from Nurse and Allied Staffing was $172.0 million and increased 13% year-over-year and 2% sequentially. Contribution income in this segment was $17.6 million, up from $12.8 million in the prior year. The year-over-year increase in segment revenue and contribution income was due to improved pricing and the impact of the Mediscan acquisition. Average field FTEs increased to 6,884 from 6,607 in the prior year. Revenue per FTE per day was $275 compared to $254 in the prior year, reflecting higher average bill rates.

Physician Staffing

Revenue from Physician Staffing was $23.9 million and decreased 20% year-over-year and 2% sequentially, entirely due to a decrease in volume. Contribution income was $2.1 million, down from $2.2 million in the prior year. Compared to the prior year, total days filled decreased to 14,480 from 20,282 while revenue per day filled increased to $1,525 from $1,468 due to improved pricing.

Other Human Capital Management Services

Revenue from Other Human Capital Management Services was $3.5 million, a decrease of 66% year-over-year and an increase of 3% sequentially. The year-over-year decrease was primarily the result of the divestiture of the education seminars business in August 2015. Revenue from our physician and executive search business decreased 20%, compared to the prior year. Contribution income was $0.1 million, compared to $0.7 million in the prior year.

Cash Flow and Balance Sheet Highlights

Cash flow provided by operating activities was $10.3 million compared to $5.7 million in the same period of the prior year. During the second quarter of 2016, we entered into a new $140 million senior credit agreement that provides for a $40 million term loan and a revolving credit facility of up to $100 million (together the “Facilities”). The Facilities replace both the Company's senior secured asset-based revolving credit facility and its subordinated term loan. Proceeds from the $40 million term loan were used primarily to refinance existing indebtedness under the asset-based revolving credit facility and the subordinated term loan, including prepayment fees and interest, as well as fees and expenses incurred.

At June 30, 2016, the Company had $10.2 million in cash and cash equivalents, $40 million of term loan and $25 million of convertible notes at par. There were no borrowings drawn on its $100 million revolving credit facility, and $23.1 million of letters of credit outstanding, leaving $76.9 million available for borrowings under the revolving credit facility.

Outlook for Third Quarter and Full Year 2016

	Q3 2016 Range	Year-over-Year
Change

Revenue	$200 million - $205 million	2% - 5%

Gross profit margin	26.7% - 27.2%	40 - 90 bps

Adjusted EBITDA margin	5.0% -5.5%	(130) - (80) bps

Adjusted EPS	$0.13 - $0.15	$(0.10) - $(0.08)

	FY 2016 Range	Year-over-Year
Change

Revenue	$800 million - $815 million	4% - 6%

Adjusted EBITDA margin	5.5% - 6.0%	60 - 110 bps

The estimates above are based on current management expectations and, as such, are forward-looking and actual results may differ materially. These ranges do not include the potential impact of any future divestitures, mergers, acquisitions or other business combinations, any impairment charges or valuation allowances, any acquisition-related measurement period adjustments, or any material legal or restructuring charges.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Thursday, August 4, 2016, at 9:00 A.M. Eastern Time to discuss its second quarter 2016 financial results. This call will be webcast live and can be accessed at the Company's website at www.crosscountryhealthcare.com or by dialing 800-857-6331 from anywhere in the U.S. or by dialing 517-623-4781 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from August 4th through August 18th at the Company's website and a replay of the conference call will be available by telephone by calling 800-395-7443 from anywhere in the U.S. or 203-369-3271 from non-U.S. locations - Passcode: 2016.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare is a national leader in providing innovative healthcare workforce solutions and staffing services. Our solutions leverage our nearly 40 years of expertise and insight to assist clients in solving complex labor-related challenges while maintaining high quality outcomes. We are dedicated to recruiting and placing highly qualified healthcare professionals in virtually every specialty and area of expertise. With more than 9,500 active contracts, our diverse client base includes both clinical and nonclinical settings, servicing acute care hospitals, physician practice groups, nursing facilities, both public schools and charter schools, rehabilitation and sports medicine clinics, government facilities, and homecare. Through our national staffing teams and network of more than 70 branch office locations, we are able to place clinicians on travel and per diem assignments, local short-term contracts and permanent positions. We are a market leader in providing flexible workforce management solutions, which include managed services programs (MSP), internal resource pool consulting and development, electronic medical record (EMR) transition staffing, recruitment process outsourcing, predictive modeling and consultative services. In addition, we provide both retained and contingent placement services for healthcare executives, physicians, and other healthcare professionals.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and accompanying financial statement tables reference non-GAAP financial measures. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's operating performance. Pro forma measures are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

FORWARD LOOKING STATEMENT

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the “safe harbor” created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “estimates”, “suggests”, “appears”, “seeks”, “will”, and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and our other Securities and Exchange Commission filings made prior to the date hereof.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to “we”, “us”, “our”, or “Cross Country” in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2016	2015	2016	2016	2015

Revenue from services	$199,443	$192,617	$196,583	$396,026	$378,581
Operating expenses:
Direct operating expenses	144,597	144,254	145,537	290,134	283,181
Selling, general and administrative expenses	44,675	40,891	42,933	87,608	82,057
Bad debt expense	228	131	249	477	222
Depreciation	1,059	989	1,005	2,064	1,949
Amortization	1,406	983	1,407	2,813	1,965
Acquisition and integration costs (a)	—	40	—	—	158
Acquisition-related contingent consideration (b)	183	—	287	470	—
Restructuring costs	—	1,007	—	—	1,007
Impairment charges (c)	24,311	—	—	24,311	—
Total operating expenses	216,459	188,295	191,418	407,877	370,539
(Loss) income from operations	(17,016)	4,322	5,165	(11,851)	8,042
Other expenses (income):
Interest expense	1,608	1,772	1,635	3,243	3,509
Loss (gain) on derivative liability (d)	3,571	(362)	(16,436)	(12,865)	(2,509)
Loss on early extinguishment of debt (e)	1,568	—	—	1,568	—
Other (income) expense, net	(34)	27	(17)	(51)	70
(Loss) income before income taxes	(23,729)	2,885	19,983	(3,746)	6,972
Income tax (benefit) expense	(6,634)	205	797	(5,837)	1,242
Consolidated net (loss) income	(17,095)	2,680	19,186	2,091	5,730
Less: Net income attributable to noncontrolling interest in subsidiary	142	107	164	306	223
Net (loss) income attributable to common shareholders	$(17,237)	$2,573	$19,022	$1,785	$5,507

Net (loss) income per share attributable to common shareholders - Basic	$(0.54)	$0.08	$0.60	$0.06	$0.18

Net (loss) income per share attributable to common shareholders - Diluted	$(0.54)	$0.08	$0.09	$(0.26)	$0.13

Weighted average common shares outstanding:
Basic	32,085	31,398	31,956	32,021	31,346
Diluted (f)	32,085	32,040	36,180	36,194	35,508

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2016	2015	2016	2016	2015
Adjusted EBITDA: (g)
Consolidated net (loss) income attributable to common shareholders	$(17,237)	$2,573	$19,022	$1,785	$5,507
Depreciation and amortization	2,465	1,972	2,412	4,877	3,914
Interest expense	1,608	1,772	1,635	3,243	3,509
Income tax expense	(6,634)	205	797	(5,837)	1,242
Acquisition and integration costs (a)	—	40	—	—	158
Acquisition-related contingent consideration (b)	183	—	287	470	—
Restructuring costs	—	1,007	—	—	1,007
Impairment charges (c)	24,311	—	—	24,311	—
Loss (gain) on derivative liability (d)	3,571	(362)	(16,436)	(12,865)	(2,509)
Loss on early extinguishment of debt (e)	1,568	—	—	1,568	—
Other (income) expense, net	(34)	27	(17)	(51)	70
Equity compensation	1,119	840	648	1,767	1,216
Net income attributable to noncontrolling interest in subsidiary	142	107	164	306	223
Adjusted EBITDA (g)	$11,062	$8,181	$8,512	$19,574	$14,337

Adjusted EPS: (h)
Reported diluted EPS	$(0.54)	$0.08	$0.09	$(0.26)	$0.13
Pre-tax:
Acquisition-related contingent consideration (b)	0.01	—	0.01	0.01	—
Restructuring costs	—	0.03	—	—	0.03
Loss on early extinguishment of debt (e)	0.05	—	—	0.05	—
Impairment charges (c)	0.74	—	—	0.74	—
Loss (gain) on derivative liability (d)	0.11	(0.01)	(0.50)	(0.39)	(0.08)
Taxes:
Tax effect of items (excluding impairment charges)	(0.06)	(0.01)	0.20	0.13	0.02
Valuation allowance on adjusted items	0.06	0.01	(0.20)	(0.13)	(0.02)
Tax effect of impairment charges	(0.22)	—	—	(0.22)	—
Adjustment for change in dilutive shares (h)	0.01	—	0.49	0.32	0.04
Adjusted EPS (h)	$0.16	$0.10	$0.09	$0.25	$0.12

Reported weighted average common shares outstanding - diluted	32,085	32,040	36,180	36,194	35,508
Adjustment to diluted shares (h)	601	—	(3,521)	(3,521)	(3,521)
Adjusted weighted average common shares - diluted	32,686	32,040	32,659	32,673	31,987

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	June 30,	December 31,
	2016	2015

Assets
Current assets:
Cash and cash equivalents	$10,229	$2,453
Accounts receivable, net	144,611	146,873
Prepaid expenses	5,070	4,521
Insurance recovery receivable	2,811	2,866
Other current assets	1,714	2,032
Total current assets	164,435	158,745
Property and equipment, net	11,018	10,470
Goodwill, net	77,376	95,096
Intangible assets, net (excluding goodwill)	73,510	82,914
Debt issuance costs, net	1,017	376
Other non-current assets	17,010	17,994
Total assets	$344,366	$365,595

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$38,224	$41,098
Accrued employee compensation and benefits	28,964	29,402
Current portion of long-term debt and capital lease obligations	2,033	8,071
Deferred purchase price	—	2,184
Other current liabilities	4,701	5,291
Total current liabilities	73,922	86,046
Long-term debt and capital lease obligations	77,738	81,301
Non-current deferred tax liabilities	12,188	18,475
Long-term accrued claims	28,532	30,070
Contingent consideration	2,754	3,533
Other long-term liabilities	4,955	4,826
Total liabilities	200,089	224,251

Commitments and contingencies

Stockholders' equity:
Common stock	3	3
Additional paid-in capital	255,310	254,108
Accumulated other comprehensive loss	(1,234)	(1,207)
Accumulated deficit	(110,272)	(112,056)
Total Cross Country Healthcare, Inc. stockholders' equity	143,807	140,848
Noncontrolling interest	470	496
Total stockholders' equity	144,277	141,344
Total liabilities and stockholders' equity	$344,366	$365,595

Cross Country Healthcare, Inc.
Segment Data (i)
(Unaudited, amounts in thousands)

	Three Months Ended						% Change Fav/(Unfav)
	June 30,	% of	June 30,	% of	March 31,	% of	Year-over-
	2016	Total	2015	Total	2016	Total	Year	Sequential

Revenue from services:
Nurse and Allied Staffing	$172,048	86%	$152,677	79%	$168,765	86%	13%	2%
Physician Staffing	23,927	12%	29,794	16%	24,453	12%	(20)%	(2)%
Other Human Capital Management Services	3,468	2%	10,146	5%	3,365	2%	(66)%	3%
	$199,443	100%	$192,617	100%	$196,583	100%	4%	1%

Contribution income: (j)
Nurse and Allied Staffing	$17,615		$12,821		$16,790		37%	5%
Physician Staffing	2,050		2,228		1,553		(8)%	32%
Other Human Capital Management Services	69		747		(111)		(91)%	162%
	19,734		15,796		18,232		25%	8%

Unallocated corporate overhead (k)	9,791		8,455		10,368		(16)%	6%
Depreciation	1,059		989		1,005		(7)%	(5)%
Amortization	1,406		983		1,407		(43)%	—%
Acquisition and integration costs (a)	—		40		—		100%	—%
Acquisition-related contingent consideration (b)	183		—		287		(100)%	36%
Restructuring costs	—		1,007		—		100%	—%
Impairment charges (c)	24,311		—		—		(100)%	(100)%
(Loss) income from operations	$(17,016)		$4,322		$5,165		(494)%	(429)%

	Six Months Ended				% Change Fav/(Unfav)
	June 30,	% of	June 30,	% of	Year-over- Year
	2016	Total	2015	Total

Revenue from services:
Nurse and Allied Staffing	$340,813	86%	$301,789	80%	13%
Physician Staffing	48,380	12%	57,141	15%	(15)%
Other Human Capital Management Services	6,833	2%	19,651	5%	(65)%
	$396,026	100%	$378,581	100%	5%

Contribution income: (j)
Nurse and Allied Staffing	$34,405		$23,723		45%
Physician Staffing	3,603		4,344		(17)%
Other Human Capital Management Services	(42)		1,349		(103)%
	37,966		29,416		29%

Unallocated corporate overhead (k)	20,159		16,295		(24)%
Depreciation	2,064		1,949		(6)%
Amortization	2,813		1,965		(43)%
Acquisition and integration costs (a)	—		158		100%
Acquisition-related contingent consideration (b)	470		—		(100)%
Restructuring costs	—		1,007		100%
Impairment charges (c)	24,311		—		(100)%
(Loss) income from operations	$(11,851)		$8,042		(247)%

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2016	2015	2016	2016	2015

Net cash provided by (used in) operating activities (in thousands)	$10,303	$5,727	$2,564	$12,867	$5,997

Nurse and Allied Staffing statistical data:
FTEs (l)	6,884	6,607	6,817	6,850	6,531
Average Nurse and Allied Staffing revenue per FTE per day (m)	$275	$254	$272	$273	$255

Physician Staffing statistical data:
Days filled (n)	14,480	20,282	16,842	31,322	38,926
Revenue per day filled (o)	$1,525	$1,468	$1,521	$1,523	$1,475

(a) Acquisition and integration costs for the three and six months ended June 30, 2015 were related to the June 2014 acquisition of assets and certain liabilities of Medical Staffing Network Healthcare (MSN).

(b) Acquisition-related contingent consideration represents the accretion adjustment to the contingent consideration liability for the Mediscan acquisition that closed on October 30, 2015. The results of the Mediscan acquisition have been included in the Company's consolidated statements of operations since its date of acquisition.

(c) The three months and six months ended June 30, 2016 includes non-cash impairment charges of $24.3 million ($17.3 million after taxes) related to the Physician Staffing reporting unit.

(d) Loss (gain) on derivative liability represents the change in the fair value of embedded features of our convertible notes.

(e) Loss on early extinguishment of debt relates to the write-off of unamortized net debt discount and issuance costs as well as transaction fees and expenses related to the extinguishment of the Company's subordinated term loan.

(f) When applying the if-converted method to our Convertible Notes, 3,521,126 shares are not included in diluted weighted average shares for the three months ended June 30, 2016 and 2015 because their effect was anti-dilutive.

(g) Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, is defined as net income (loss) attributable to common shareholders before depreciation, amortization, interest expense, income tax expense, acquisition and integration costs, acquisition-related contingent consideration, restructuring costs, impairment charges, loss (gain) on derivative liability, loss on early extinguishment of debt, other (income) expense, net, equity compensation, and includes net income attributable to noncontrolling interest in subsidiary. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income (loss) attributable to common shareholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its annual cash incentive program for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.

(h) Adjusted EPS, a non-GAAP financial measure, is defined as net income (loss) attributable to common shareholders per diluted share (reported EPS) before the diluted EPS impact of acquisition and integration costs, acquisition-related contingent consideration, restructuring costs, loss on early extinguishment and modification of debt, impairment charges, and loss (gain) on derivative liability. Adjusted EPS should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management uses Adjusted EPS as one performance measure in its annual cash incentive program for certain members of its management team. Management believes it provides a more useful comparison of the Company's underlying business performance from period to period and is more representative of the future earnings capacity of the Company. For the three months ended June 30, 2016, the adjustments to reported diluted EPS had the effect of converting the net loss to net income. As a result, potentially dilutive shares that were excluded in the reported EPS calculation have been included in the adjusted EPS calculation. Adjustments to reported diluted EPS in the three months ended March 31, 2016 and the six month periods ending June 30, 2016 and 2015 had the effect of changing the impact of applying the if-converted method on our Convertible Notes from being dilutive to being anti-dilutive.

(i) Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC.

(j) Contribution income is defined as income from operations before depreciation, amortization, acquisition and integration costs, acquisition-related contingent consideration, restructuring costs, impairment charges and corporate expenses not specifically identified to a reporting segment. Contribution income is a financial measure used by management when assessing segment performance.

(k) Unallocated corporate overhead includes corporate compensation and benefits, and general and administrative expenses including rent and utilities, computer supplies and expenses, insurance, professional expenses, corporate-wide projects (initiatives), and public company expenses.

(l) FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.

(m) Average revenue per FTE per day is calculated by dividing the Nurse and Allied Staffing revenue by the number of days worked in the respective periods. Nurse and Allied Staffing revenue also includes revenue from the permanent placement of nurses.

(n) Days filled is calculated by dividing the total hours invoiced during the period by 8 hours.

(o) Revenue per day filled is calculated by dividing revenue invoiced by days filled for the period presented.

CONTACT:
Cross Country Healthcare, Inc.
William J. Grubbs, 561-237-6202
President and Chief Executive Officer
wgrubbs@crosscountry.com